Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports Second Quarter 2014 Financial Results

Updates 2014 Guidance

Avon, Conn. — July 25, 2014 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the second quarter 2014, as summarized below. For the quarter ended June 30, 2014, the company reported net revenue of $888 million, segment profit of $45 million and net income of $5 million, or $0.18 per diluted common share.

Second Quarter Financial Results(1)

	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
(Millions, except per share results)	2014	2013	Increase/ (Decrease)	2014	2013	Increase/ (Decrease)
Revenue	$888.0	$842.7	5.4%	$1,854.5	$1,664.5	11.4%
Segment Profit(2)	45.0	75.0	(40.0)%	121.5	144.3	(15.8)%
Net Income	5.0	31.5	(84.1)%	30.7	59.5	(48.4)%
Adjusted Net Income(3)	11.0	31.5	(65.1)%	38.3	59.5	(35.6)%
Earnings per Share	0.18	1.15	(84.3)%	1.10	2.17	(49.3)%
Adjusted Earnings per Share(3)	0.39	1.15	(66.1)%	1.37	2.17	(36.9)%

•                  Revenue increased due to the inclusion of Partners Rx and CDMI in the current year quarter, new business and rate increases, partially offset by the loss of revenues associated with terminated contracts.

•                  Segment profit decreased mainly due to terminated contracts and unfavorable care trends in Public Sector and rate changes in Specialty Solutions. These decreases were partially offset by stronger results in the Commercial and Pharmacy Management segments.

•                  Adjusted Net Income and Adjusted Earnings per Share decreased mainly due to decreased segment profit, and a higher effective tax rate as a result of non-deductibility of the Health Insurer Fee and valuation allowances for certain deferred tax assets.

(1)  Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

(2)  Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, as well as stock compensation expense.

(3) Adjusted net income and adjusted earnings per share (EPS) reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as amortization of identified acquisition intangibles.

Year-to-date through Monday, July 21, 2014, the company repurchased approximately 1.4 million shares for a total cost of $81.3 million, at average price of $59.75, and to date has completed approximately 66 percent of the current $300 million authorization. As of June 30, 2014, the company had unrestricted cash and investments of $194.7 million.

The company also announced a new five-year $500 million credit facility, including a $250 million term loan, and a $250 million revolver and letter of credit facility.

“It’s a particularly exciting time for Magellan Health,” said Barry M. Smith, chairman and chief executive officer. “We are making great strides on our Magellan Complete Care of Florida and pharmacy management strategies, and taking the steps to ensure Magellan has the resources to aggressively grow in the future.

“I’m very pleased with the successful launch of our Magellan Complete Care of Florida plan in the first two regions, as we prepare to go-live in the remaining regions. This is a key milestone for our organization, and we are particularly proud of our operational success thus far, including our robust outreach and onboarding efforts. To provide exceptional service and care, MCC of Florida has grown to nearly 300 employees over the past few months, and we have expanded our network to more than 16,000 providers across the state.”

Results and Outlook

“Our segment profit for the second quarter reflects strong performance in our Pharmacy segment, solid results in Commercial and Specialty Solutions, and challenges in the Public Sector, as a result of higher-than-expected cost of care in behavioral health and investments in Magellan Complete Care,” said Jonathan N. Rubin, chief financial officer. “We have plans in place to address the cost of care issues over the balance of the year.

“Capitalizing on the current favorable credit markets, we have put in place a new five-year credit facility to provide capacity for future investments. This facility will allow Magellan to continue to grow its business, while efficiently deploying capital to maximize shareholder return.”

The company reaffirmed its 2014 guidance ranges for full-year net income of $53 million to $69 million, segment profit of $238 million to $258 million, and cash flow from operations of $204 million to $226 million, excluding the net shift of restricted funds between cash and investments. The company updated its guidance for diluted earnings per share to a range of $1.90 to $2.47 per share, based on updated fully diluted shares 27.9 million. This updated share amount reflects share repurchases and option exercises through the close of business on July 21, 2014, but excludes any potential activity that may occur during the remainder of the year. The company also reaffirmed its 2014 guidance range for full-year adjusted net income of $74.5 million to $92.5 million, which results in adjusted earnings per share of $2.67 to $3.32.

Earnings Conference Call

Management will host a conference call at 11 a.m. Eastern time on Friday, July 25, 2014. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Second

Quarter Earnings Call 2014 approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Avon, Conn., Magellan Health, Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2014 net income, adjusted net income, segment profit, cash flow from operations, earnings per share, adjusted earnings per share, capital deployment, growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2014. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014 (1)	2013	2014 (1)

Net revenue:
Managed care and other	$746,720	$682,274	$1,469,309	$1,511,865
PBM and dispensing	96,028	205,740	195,200	342,624
Total net revenue	842,748	888,014	1,664,509	1,854,489

Costs and expenses:
Cost of care	537,630	481,617	1,062,657	1,087,325
Cost of goods sold	90,175	192,566	183,687	317,864
Direct service costs and other operating expenses (2)	144,497	179,034	284,124	343,756
Depreciation and amortization	16,946	22,480	33,116	42,709
Interest expense	792	2,004	1,402	2,840
Interest income	(358)	(275)	(711)	(586)
Total costs and expenses	789,682	877,426	1,564,275	1,793,908
Income before income taxes	53,066	10,588	100,234	60,581
Provision for income taxes	21,586	6,261	40,696	31,874
Net income	31,480	4,327	59,538	28,707
Less: net income (loss) attributable to non-controlling interest	—	(659)	—	(1,999)
Net income attributable to Magellan Health, Inc.	$31,480	$4,986	$59,538	$30,706

Weighted average number of common shares outstanding — basic	26,829	27,144	26,968	27,257
Weighted average number of common shares outstanding — diluted	27,338	27,765	27,492	27,908

Net income per common share attributable to Magellan Health, Inc. - basic	$1.17	$0.18	$2.21	$1.13
Net income per common share attributable to Magellan Health, Inc. - diluted	$1.15	$0.18	$2.17	$1.10

Net income	$31,480	$4,327	$59,538	$28,707
Other comprehensive income:
Unrealized (losses) gains on available-for-sale securities (3)	(70)	70	(147)	113
Comprehensive income	31,410	4,397	59,391	28,820
Less: comprehensive income (loss) attributable to non-controlling interest	—	(659)	—	(1,999)
Comprehensive income attributable to Magellan Health, Inc.	$31,410	$5,056	$59,391	$30,819

(1) For a more detailed discussion of Magellan Health’s results for the quarterly period ended June 30, 2014, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on, or shortly after, Friday, July 25, 2014, and the live broadcast or taped replay of the Company’s earnings conference call on Friday, July 25, 2014, which will be available at www.MagellanHealth.com.

(2) Includes stock compensation expense of $4,602 and $9,550 for the three months ended June 30, 2013 and 2014, respectively, and $10,240 and $14,022 for the six months ended June 30, 2013 and 2014, respectively.

(3) Net of income tax (benefit) provision of $(47) and $46 for the three months ended June 30, 2013 and 2014, respectively, and $(99) and $75 for the six months ended June 30, 2013 and 2014, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014 (1)	2013	2014 (1)

Adjusted Net Income	$31,480	$11,030	$59,538	$38,336
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	—	(3,426)	—	(5,059)
Stock compensation relating to acquisitions	—	(6,373)	—	(7,311)
Tax impact	—	3,755	—	4,740
Net income attributable to Magellan Health, Inc.	$31,480	$4,986	$59,538	$30,706

Adjusted EPS	$1.15	$0.39	$2.17	$1.37
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	—	(0.12)	—	(0.18)
Stock compensation relating to acquisitions	—	(0.23)	—	(0.26)
Tax impact	—	0.14	—	0.17
Net income per common share attributable to Magellan Health, Inc. - diluted	$1.15	$0.18	$2.17	$1.10

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 will be filed with the SEC on, or shortly after, Friday, July 25, 2014.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2013	2014 (1)

Cash flows from operating activities:
Net income	$59,538	$28,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,116	42,709
Non-cash interest expense	368	1,572
Non-cash stock compensation expense	10,240	14,022
Non-cash income tax expense (benefit)	1,335	(1,558)
Non-cash amortization on investments	4,884	2,653
Realized loss on sale of investments	—	50
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	37,086	69,383
Accounts receivable, net	(27,361)	(15,752)
Pharmaceutical inventory	(4,150)	5,332
Other assets	(8,281)	(27,675)
Accounts payable and accrued liabilities	(29,643)	(5,434)
Medical claims payable and other medical liabilities	6,384	18,657
Tax contingencies	1,349	1,164
Deferred credits and other long-term liabilities	373	3,366
Other	1,671	(145)
Net cash provided by operating activities	86,909	137,051

Cash flows from investing activities:
Capital expenditures	(27,035)	(32,007)
Acquisitions and investments in businesses, net of cash acquired	(7,900)	(124,995)
Purchase of investments	(165,372)	(112,088)
Maturity of investments	139,068	146,532
Net cash used in investing activities	(61,239)	(122,558)

Cash flows from financing activities:
Payments to acquire treasury stock	(49,462)	(65,254)
Proceeds from exercise of stock options and warrants	16,110	34,197
Payments on capital lease obligations	(1,816)	(2,087)
Other	(747)	1,241
Net cash used in financing activities	(35,915)	(31,903)

Net decrease in cash and cash equivalents	(10,245)	(17,410)
Cash and cash equivalents at beginning of period	189,464	203,187
Cash and cash equivalents at end of period	$179,219	$185,777

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 will be filed with the SEC on, or shortly after, Friday, July 25, 2014.

(2)  Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the six months ended June 30, 2013 and 2014, restricted cash of $31,249 and $12,319, respectively, was shifted to restricted investments that resulted in an operating cash flow source.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014 (1)	2013	2014 (1)

Managed care and other revenue
- Commercial	$199,538	$198,025	$387,375	$386,916
- Public Sector	414,859	319,954	821,479	817,897
- Specialty Solutions	92,715	119,326	182,993	224,760
- Pharmacy Management (2)	55,829	44,969	108,928	100,347
- Elimination (2)	(16,221)	—	(31,466)	(18,055)
Total managed care and other revenue	746,720	682,274	1,469,309	1,511,865

PBM and dispensing revenue
- Pharmacy Management (2)	96,028	209,265	195,200	348,889
- Elimination (2)	—	(3,525)	—	(6,265)
Total PBM and dispensing revenue	96,028	205,740	195,200	342,624

Cost of care
- Commercial	123,227	116,852	236,498	228,054
- Public Sector (2)	357,402	275,108	712,781	697,626
- Specialty Solutions	58,742	89,753	116,809	163,405
- Pharmacy Management	14,480	(96)	28,035	16,295
- Elimination (2)	(16,221)	—	(31,466)	(18,055)
Total cost of care	537,630	481,617	1,062,657	1,087,325

Cost of goods sold
- Pharmacy Management (2)	90,175	196,080	183,687	324,111
- Elimination (2)	—	(3,514)	—	(6,247)
Total cost of goods sold	90,175	192,566	183,687	317,864

Direct service costs and other
- Commercial	41,399	42,530	82,791	82,806
- Public Sector	28,934	45,391	54,577	88,349
- Specialty Solutions	13,863	17,897	27,234	33,038
- Pharmacy Management	31,374	41,605	60,935	77,156
- Corporate	28,927	31,622	58,587	62,425
- Elimination (2)	—	(11)	—	(18)
Total direct service costs and other	144,497	179,034	284,124	343,756

Stock compensation expense (3)
- Commercial	(133)	(157)	(266)	(312)
- Public Sector	(267)	(230)	(574)	(504)
- Specialty Solutions	(457)	(354)	(891)	(768)
- Pharmacy Management	(380)	(5,556)	(700)	(5,859)
- Corporate	(3,365)	(3,253)	(7,809)	(6,579)
Total stock compensation expense	(4,602)	(9,550)	(10,240)	(14,022)

Less: non-controlling interest segment profit (loss) - Public Sector (4)	—	(648)	—	(1,978)

Segment profit (loss)
- Commercial	35,045	38,800	68,352	76,368
- Public Sector	28,790	333	54,695	34,404
- Specialty Solutions	20,567	12,030	39,841	29,085
- Pharmacy Management	16,208	22,201	32,171	37,533
- Corporate and Elimination	(25,562)	(28,369)	(50,778)	(55,846)
Total segment profit	$75,048	$44,995	$144,281	$121,544

Reconciliation of segment profit to income before income taxes:
Segment profit	$75,048	$44,995	$144,281	$121,544
Stock compensation expense	(4,602)	(9,550)	(10,240)	(14,022)
Non-controlling interest segment profit (loss)	—	(648)	—	(1,978)
Depreciation and amortization	(16,946)	(22,480)	(33,116)	(42,709)
Interest expense	(792)	(2,004)	(1,402)	(2,840)
Interest income	358	275	711	586
Income before income taxes	$53,066	$10,588	$100,234	$60,581

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 will be filed with the SEC on, or shortly after, Friday, July 25, 2014.

(2) Public Sector subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Public Sector’s customers. In addition, Pharmacy Management provides pharmacy benefits management for Magellan’s employees covered under its medical plan.  As such, revenue, cost of care, cost of goods sold, and direct service costs and other related to these arrangements are eliminated.

(3) Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.

(4) The non-controlling portion of AlphaCare’s segment profit (loss) is excluded from the computation of segment profit.